UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No
001-33072	SAIC, Inc.	Delaware	20-3562868
1710 SAIC Drive, McLean, Virginia 22102
(703) 676-4300

000-12771	Science Applications International Corporation	Delaware	95-3630868
1710 SAIC Drive, McLean, Virginia 22102
(703) 676-4300

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On April 19, 2013, SAIC, Inc., as borrower, and Science Applications International Corporation, as guarantor, entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Four Year Credit Agreement, dated March 11, 2011 (the “Agreement”), with Citibank, N.A., as administrative agent and the other lending institutions named in the Agreement.

The Amendment (i) permits in the calculation of EBITDA the adding back of certain expenses incurred in connection with the company’s anticipated spin-off of its technical, engineering and enterprise information technology services business and to make certain other changes thereto, (ii) excludes the effect of debt incurred by the credit parties or any of their subsidiaries in connection with the spinoff transaction for purposes of calculating Consolidated Funded Debt, and (iii) changes the ratio of Consolidated Funded Debt to EBITDA that the company is required to maintain. In addition, the term of the Agreement was extended for one additional year to March 11, 2017. As of the date of this report, no borrowings were outstanding under the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Amendment No. 1 dated as of April 19, 2013 to Amended and Restated Four-Year Credit Agreement, dated March 11, 2011, among SAIC, Inc., as borrower, Science Applications International Corporation, as guarantor, Citibank, N.A., as administrative agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)		SAIC, INC.

Date: April 22, 2013	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
		Its:	Executive Vice President and
General Counsel

(Registrant)		SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: April 22, 2013	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
		Its:	Executive Vice President and
General Counsel

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